UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2008 (January 17, 2008)

COMMUNICATE.COM INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

     375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 697-0136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement.

Employment Severance Agreement between Communicate.com Inc. and Mr. Cameron Pan

     Pursuant to the terms and conditions of an employment severance agreement, dated January 17, 2008, between Communicate.com Inc. (the “Company”) and Cameron Pan (the “Severance Agreement”), Mr. Pan will resign as the Chief Financial Officer and employee of the Company effective as of January 31, 2008. Mr. Pan has been employed as an officer of the Company pursuant to an employment agreement dated May 16, 2007. Pursuant to the Severance Agreement, the Company has agreed to pay Mr. Pan on February 1, 2008 $248,000 represented by $158,400 of severance allowance and 79,200 of accrued bonus and $10,400 for other benefits, less any and all applicable government withholdings and deductions. Furthermore, pursuant to the Severance Agreement, for a period commencing on February 1, 2008 until April 30, 2008, the Company has agreed to retain Mr. Pan as a consultant for a daily fee of $750 or as the case may be, for an hourly rate of $120, to assist in the day to day operations of the Company and the transition of duties from Mr. Pan to others that may be designated by the Company.

     The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement which is attached to this Current Report as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

     Effective January 31, 2008, Mr. Cameron Pan will resign from his position as Chief Financial Officer of the Company. There were no disagreements between or among Mr. Pan and the Company or any officer or director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

10.1	Employment Severance Agreement dated January 17, 2008, between Communicate.com Inc. and Cameron Pan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM INC.

By: /s/ C. Geoffrey Hampson
       C. Geoffrey Hampson
       Chief Executive Officer
       Dated: January 18, 2008